    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2001
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             NOVATEL WIRELESS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                  86-0824673
   (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                       9360 TOWNE CENTRE DRIVE, SUITE 110
                               SAN DIEGO, CA 92121
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             -----------------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
              AMENDED AND RESTATED 1997 EMPLOYEE STOCK OPTION PLAN
                            2000 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                             -----------------------

                                   JOHN MAJOR
                             CHIEF EXECUTIVE OFFICER
                             NOVATEL WIRELESS, INC.
                       9360 TOWNE CENTRE DRIVER, SUITE 110
                               SAN DIEGO, CA 92121
                                 (858) 320-8800
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -----------------------

                                    COPY TO:

                               BLASE P. DILLINGHAM
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                      777 SOUTH FIGUEROA STREET, SUITE 3200
                              LOS ANGELES, CA 90017
                                 (213) 629-2020

               (Calculation of Registration Fee on following page)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed      Proposed
                                                               Maximum       Maximum
                                          Maximum Amount      Offering     Aggregate      Amount of
                                              to be           Price Per     Offering     Registration
 Title of Securities to be Registered     Registered(1)         Share         Price           Fee
------------------------------------- ---------------------- ----------- -------------- ---------------
COMMON STOCK $0.001 par value... ...    16,847,728 Shares(2)  $7.2461(3)   $122,081,090   $30,520.27

----------

(1) This registration statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock (hereinafter, the "Common Stock") of Novatel Wireless, Inc. (the "Registrant") which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Includes 9,504,820 shares of Common Stock issuable pursuant to options granted under the Amended and Restated 1997 Employee Stock Option Plan, 5,842,908 shares issuable pursuant to options granted under the 2000 Stock Incentive Plan and 1,500,000 shares of Common Stock issuable pursuant to the 2000 Employee Stock Purchase Plan.

(3) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"): with respect to 9,504,820 shares of Common Stock subject to outstanding options granted under the Amended and Restated 1997 Employee Stock Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price per share of $4.90; with respect to 341,000 shares of Common Stock subject to outstanding options granted under the 2000 Stock Incentive Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price per share of $9.03; with respect to 5,501,908 shares of Common stock available for future grant under the 2000 Stock Incentive Plan, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on January 9, 2001, which is equal to $10.6875 per share; with respect to 1,500,000 shares of Common Stock issuable under the 2000 Employee Stock Purchase Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price per share based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National market on January 9, 2001, which is equal to $10.6875 per share, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the 2000 Employee Stock Purchase Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Novatel Wireless, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's prospectus filed on November 16, 2000 pursuant to Rule 424(b) of the Securities Act relating to the Registrant's registration statement on Form S-1, as amended (Commission File No. 333-42570) and which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) Not Applicable.

        (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A(12)(g) filed with the Commission under section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on September 29, 2000, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereunder have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the Common Stock offered hereby will be passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California. Orrick, Herrington & Sutcliffe LLP owns a total of 17,391 shares of the Registrant's Common Stock and warrants to purchase an aggregate of 3,477 shares of the Registrant's Common Stock. Individuals who are partners of Orrick, Herrington & Sutcliffe LLP own an aggregate of 9,044 shares of the Registrant's Common Stock and warrants to purchase an aggregate of 1,386 shares of Common Stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        The Registrant's amended and restated certificate of incorporation reduces the liability of a director or an officer to the corporation or its stockholders for monetary damages for breaches or alleged breaches of his or her fiduciary duty as an officer or director, other than in cases of fraud or other willful misconduct. In addition, the bylaws of the Registrant provide for indemnification of the Registrant's officers and directors to the maximum extent permitted by Delaware Law and permit the Registrant to indemnify its other employees and agents to the maximum extent permitted by Delaware Law. The bylaws also provide that the Registrant will advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

        In addition, the Registrant has, and intends in the future to enter into, indemnification agreements with its directors and officers in addition to the indemnification provided for in the Registrant's amended and restated certificate of incorporation and bylaws. The indemnification agreements require the Registrant, among other things, to indemnify officers and directors against liabilities that may arise by reason of their status or service as officers and directors (but not for liabilities arising from willful misconduct of a culpable nature), and to advance sums covering the expenses they incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also carries liability insurance covering the Registrant's directors and officers for claims they would otherwise be required to pay or for which the Registrant is required to indemnify them.

        The Registrant's 2000 Employee Stock Purchase Plan and the Registrant's 2000 Stock Incentive Plan contain indemnification provisions indemnifying the board of directors, and the committee appointed by the board to administer the plan, for any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the board of directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to administration of the plan, except those involving gross negligence or willful misconduct.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

         Exhibit
         Number
         ------

         4              Reference is made to Registrant's registration statement
                        No. 000-31659 on Form 8-A(12)(g), together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this Registration
                        Statement.

         5              Opinion of Orrick, Herrington & Sutcliffe LLP.

         23.1           Consent of Orrick, Herrington & Sutcliffe LLP (included in
                        Exhibit 5).

         23.2           Consent of independent public accountants Arthur Andersen LLP.

         24 Powers of Attorney (included in the signature page to this Registration Statement).

         99.1*          2000 Employee Stock Purchase Plan.

         99.2*          Amended and Restated 1997 Employee Stock Option Plan.

         99.3*          2000 Stock Incentive Plan.


------------
* Previously filed as an exhibit to the Registrant's registration statement on Form S-1 (Commission File No. 333-42570) declared effective by the Commission on November 15, 2000 and incorporated herein by reference.


Item 9. UNDERTAKINGS.

        (a)    The Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include therein any prospectus required by section 10(a)(3) of the Securities Act;

                      (ii) to reflect in such prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan and its Employee Stock Purchase Plan.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Novatel Wireless, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 12th day of January, 2001.

                                   NOVATEL WIRELESS, INC.


                                   By:    /s/ JOHN MAJOR
                                          --------------------------------------
                                          John Major
                                          Chairman of the Board and Chief
                                          Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Major his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, and ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                             Title                         Date
            ---------                             -----                         ----
/s/ JOHN MAJOR                     Chairman of the Board and Chief         January 12, 2001
-----------------------------        Executive Officer (Principal
John Major                           Executive Officer)

/s/ MELVIN L. FLOWERS              Senior Vice President of Finance        January 12, 2001
-----------------------------        and Chief Financial Officer
Melvin L. Flowers                    (Principal Financial and
                                     Accounting Officer)

/s/ ROBERT GETZ                    Director                                January 12, 2001
-----------------------------
Robert Getz

/s/ NATHAN GIBB                    Director                                January 12, 2001
-----------------------------
Nathan Gibb

/s/ H.H. HAIGHT                    Director                                January 12, 2001
-----------------------------
H.H. Haight

/s/ DAVID OROS                     Director                                January 12, 2001
-----------------------------
David Oros

/s/ MARK ROSSI                     Director                                January 12, 2001
-----------------------------
Mark Rossi

/s/ STEVEN SHERMAN                 Director                                January 12, 2001
-----------------------------
Steven Sherman

                                  EXHIBIT INDEX

Exhibit
Number
-------


4            Reference is made to Registrant's registration statement No.
             000-31659 on Form 8-A(12)(g), together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(6) to this Registration Statement.


5            Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1         Consent of Orrick, Herrington & Sutcliffe LLP (included in
             Exhibit 5).

23.2         Consent of independent public accountants Arthur Andersen LLP.

24 Powers of Attorney (included in the signature page to this Registration Statement).


99.1*        2000 Employee Stock Purchase Plan.

99.2*        Amended and Restated 1997 Employee Stock Option Plan.

99.3*        2000 Stock Incentive Plan.

------------
* Previously filed as an exhibit to the Registrant's registration statement on Form S-1 (Commission File No. 333-42570) declared effective by the Commission on November 15, 2000 and incorporated herein by reference.